Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Service Providers" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
April 29, 2011

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us